UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

Cardiff Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35558	27-2004382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11055 Flintkote Avenue
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-7570

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRDF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 14, 2026, Cardiff Oncology, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors 8,571,429 shares (the “Shares”) of common stock of the Company (the “Common Stock”) and accompanying warrants (the “Common Warrants”) to purchase up to 8,571,429 shares of Common Stock (the “Common Warrant Shares”), at a purchase price of $1.05 per share of Common Stock and accompanying Common Warrant (the “Offering”). The shares of Common Stock, the Insider Shares (as defined below), Common Warrants and Common Warrant Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-285327), which was declared effective by the Securities and Exchange Commission on May 13, 2025.

In addition, the Company entered into the Purchase Agreement with certain of its officers and directors (the “Insiders”), pursuant to which the Company agreed to sell to such Insiders 721,649 shares of Common Stock (the “Insider Shares”) and 721,649 accompanying Common Warrants, at a purchase price of $1.455 per Insider Share and accompanying Common Warrant.

The Common Warrants have an exercise price of $1.31 per share ($1.33 for Insiders), will be exercisable beginning on the later of (i) six months after issuance and (ii) Authorized Share Increase Date (as defined below) (the “Initial Exercise Date”) and will have a term of exercise equal to five and one-half years after the Initial Exercise Date. "Authorized Share Increase Date" means the date on which an amendment to our certificate of incorporation increasing the number of authorized shares of our common stock to an amount sufficient for the exercise in full of the Common Warrants is filed with and accepted by the State of Delaware, subject to approval of such amendment by our stockholders. We have agreed to file a proxy statement on or prior to the date that is forty-five (45) days following the closing of this offering for the purpose of obtaining such stockholder approval, and if we do not obtain such approval at the first meeting, to call a meeting every sixty (60) days thereafter until such approval is obtained or the Common Warrants are no longer outstanding.

The closing of the sales of these securities under the Purchase Agreement took place on July 16, 2026.

The gross proceeds from the offering were approximately $10.05 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

On July 1, 2026, the Company entered into an engagement agreement with H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offering. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds from the sale of securities in the Offering. The Company also agreed to issue the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase up to 5.0% of the aggregate number of shares of Common Stock sold in the Offering, or warrants to purchase up to 465,157 shares of Common Stock, at an exercise price equal to 125.0% of the Offering price per share of Common Stock, or $1.3125 per share. The Placement Agent Warrant are exercisable immediately upon issuance for a period of five years following the commencement of the sales pursuant to the Offering, In addition, the Company agreed to pay the Placement Agent $35,000 for non-accountable expenses and $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and $15,950 for clearing fees.

The foregoing descriptions of the Common Warrant, Placement Agent Warrant and Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Common Warrant, form of Placement Agent Warrant, and form of Purchase Agreement, copies of which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On July 15, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement
99.1	Press Release of Cardiff Oncology, Inc. dated July 15, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF ONCOLOGY, INC.

Date:	July 16, 2026	By:	/s/ Mani Mohindru
Mani Mohindru Chief Executive Officer